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                                                       EXHIBIT 21

              SUBSIDIARIES OF UNOCAL CORPORATION

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                     Name of Company (a)                       Organized under Law of
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
Union Oil Company of California, dba "UNOCAL"                       California
     Alaska Nitrogen Products LLC                                   Alaska
     Molycorp, Inc.                                                 Delaware
     Philippine Geothermal, Inc.                                    California
     Prodica, LLC                                                   Delaware
     Spirit Energy Management, L.L.C.                               Delaware
        Spirit Energy 76 Development, L.P. (b)                      Delaware
           Spirit Energy 76 Investment, L.L.C.                      Delaware
     Unocal Foreign Investments Inc.                                Delaware
     Unocal Geothermal of Indonesia, Ltd.                           Bermuda
     Unocal International Corporation                               Nevada
        Occidental Exploration of Bangladesh, Ltd. (c)              Bermuda
        Occidental of Bangladesh, Ltd.                              Bermuda
        Unocal Bangladesh Exploration, Ltd. (d)                     Bermuda
        Unocal Bangladesh, Ltd. (e)                                 Bermuda
        Unocal Canada Limited                                       Alberta
           Unocal Canada Exploration Limited                        Alberta
           Unocal Canada International Company                      Nova Scotia
           Unocal Canada Management Limited                         Alberta
           Unocal Canada Resources (f)                              Alberta
              Northrock Resources Ltd. (g)                          Alberta
        Unocal Global Ventures, Ltd. (h)                            Bermuda
           Unocal Asia-Pacific Ventures, Ltd.                       Bermuda
        Unocal Indonesia, Ltd.                                      Bermuda
           Unocal Indonesia Company (i)                             Bermuda
        Unocal Khazar Holdings, Ltd.                                Bermuda
           Unocal Khazar, Ltd. (j)                                  Bermuda
        Unocal Myanmar Offshore Co., Ltd.                           Bermuda
        Unocal Netherlands B.V.                                     Netherlands
        Unocal Thailand, Ltd.                                       Bermuda
 Unocal Capital Trust                                               Delaware
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                                                                     (Footnotes on following page.)
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(a) The indented companies are subsidiaries of Union Oil Company of California.
    Except as indicated, each entity is owned 100 percent by the entity under which it is indented. The names of approximately 250 subsidiaries are omitted inasmuch as such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(b) 100 percent of the general partnership interest (approximately 55 percent of the initial capital) is owned by Spirit Energy Management, L.L.C.

(c) Owned 90 percent by Unocal International Corporation and 10 percent by Unocal Foreign Investments Inc.

(d) Owned 94.49 percent by Unocal International Corporation and 5.51 percent by Unocal Foreign Investments Inc.

(e) Owned 93.02 percent by Unocal International Corporation and 6.98 percent by Unocal Foreign Investments Inc.

(f) Owned 94.80 percent by Unocal Canada Limited, 0.01 percent by Unocal Canada Exploration Limited, and 5.19 percent by Unocal Canada Management Limited.

(g) Owned 47.8 percent by Unocal Canada Resources.

(h) Owned 88.89 percent by Unocal International Corporation and 11.11 percent by Unocal Foreign Investments Inc.

(i) Owned 53.125 percent by Unocal Indonesia, Ltd., and 46.875 percent by Unocal Canada International Company.

(j) Owned 66.667 percent by Unocal Khazar Holdings, Ltd., and 33.333 percent by Unocal Global Ventures, Ltd.



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